UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2007

APOLLO INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland	814-00646	52-2439556
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification Number)

9 West 57th Street, 14th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Information

Item 8.01 Other Events

On April 16, 2007, a press release was issued announcing that an affiliate of Apollo Investment Corporation (the “Purchaser”) has entered into an Agreement and Plan of Merger (the “Agreement”) with Innkeepers USA Trust, a Maryland real estate investment trust (“Innkeepers”), pursuant to which Innkeepers has agreed to be acquired by the Purchaser for $17.75 per share in cash, plus the assumption of Innkeepers indebtedness. A press release announcing the Agreement is attached hereto as Exhibit 99.1.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Apollo Investment Corporation, dated April 16, 2007

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORPORATION

By:	/s/ Richard L. Peteka
Name:	Richard L. Peteka
Title:	Chief Financial Officer & Treasurer

Date: April 17, 2007

EXHIBIT INDEX

99.1 — Press release, dated April 16, 2007